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                       AGREEMENT REGARDING CERTAIN ASSETS


         THIS AGREEMENT REGARDING CERTAIN ASSETS (this "AGREEMENT") is entered into and dated as of July 18, 1997 (the "SIGNING DATE") between Angeles Mortgage Investment Trust, an unincorporated California business trust ("AMIT"), and Insignia Financial Group, Inc., a Delaware corporation ("IFG"). AMIT and IFG are sometimes collectively referred to as the "PARTIES," and individually referred to as a "PARTY."

                                    RECITALS

A. Capitalized terms used in this Agreement, but not otherwise defined, shall have the meanings set forth in that certain Agreement and Plan of Merger dated as of the Signing Date among AMIT, Insignia Properties Trust, IFG and MAE GP Corporation (the "MERGER AGREEMENT").

B. In furtherance of and in connection with the transactions contemplated by the Merger Agreement, the Parties desire to provide for, among other things, an arrangement pursuant to which IFG may purchase certain assets of AMIT in order to assist AMIT in qualifying as a diversified investment company within the meaning of Section 368(a)(2)(F)(ii) of the Code upon the consummation of such purchase (a "DIVERSIFIED INVESTMENT COMPANY").

                                   AGREEMENT

         NOW, THEREFORE, for good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:

                                   ARTICLE 1.
                           PURCHASE OF CERTAIN ASSETS

         Section 1.1 Purchase of Certain Assets. On the terms and subject to the conditions contained in this Agreement, at the Closing (as defined below) AMIT shall sell, assign, transfer and deliver to IFG, and IFG shall purchase, receive and accept from AMIT, all right, title and interest (free of all liens and encumbrances) in and to one or more whole loans, or senior participation interest therein (to the extent permitted by the applicable loan agreement), to be selected by IFG, to the extent necessary and in an amount sufficient to qualify AMIT as a Diversified Investment Company (collectively, the "PURCHASE ASSETS"); provided, however, that IFG shall have no obligation pursuant to this Agreement to purchase from AMIT any Purchase Assets if the aggregate amount of the Purchase Price (as defined below) of the assets which must be sold in order to qualify AMIT as a Diversified Investment Company (a) is greater than thirteen million dollars ($13,000,000) or (b) in connection with any other assets transferred or otherwise disposed of after the Signing Date and not reinvested in the ordinary course of AMIT's business, would violate, in the opinion of IFG and its counsel, the "continuity of business enterprise" requirement as defined in Treasury Regulation Section 1.368-1(d)(3).

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         Section 1.2 Option to Purchase Certain Assets. To the extent that the aggregate amount of the Purchase Price of the assets which must be sold in order to qualify AMIT as a Diversified Investment Company is greater than thirteen million dollars ($13,000,000), AMIT hereby grants to IFG an option to purchase from AMIT all right, title and interest (free of all liens and encumbrances) in and to one or more loans, or participation interest therein (to the extent permitted by the applicable loan agreement), to be selected by IFG, to the extent necessary and in an amount sufficient to qualify AMIT as a Diversified Investment Company (such assets and the Purchase Assets are sometimes collectively referred to as the "ASSETS").

         Section 1.3 Purchase Price.

          (a) Purchase Price. The purchase price for the Assets shall be an amount equal to the fair market value of such Assets as of the Closing Date (as defined below); provided, however, that in no event shall such purchase price of any Asset be less than the net book value of such Asset (the "PURCHASE PRICE").

          (b) Payment of Purchase Price. The Purchase Price shall be payable by IFG to AMIT on the Closing Date by wire transfer of immediately available funds to a bank account which shall be specified by AMIT no later than three (3) business days prior to the Closing Date.

         Section 1.4 Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of GGFC&M, 1900 Avenue of the Stars, Suite 2100, Los Angeles, California, on the business day immediately prior to the consummation of the transactions contemplated by the Merger Agreement (the "CLOSING DATE").

         Section 1.5 Identification of Assets. AMIT shall provide to IFG, not later than thirty (30) days prior to the Closing Date, all documents necessary for IFG to calculate the aggregate amount of the assets owned by AMIT which must be sold in order to qualify AMIT as a Diversified Investment Company. IFG shall deliver to AMIT, not later than fifteen (15) days prior to the Closing Date, a written notice which specifically identifies the particular assets which will constitute the Assets and sets forth the Purchase Price.

         Section 1.6 Term. This Agreement shall terminate upon the earlier to occur of the Closing or the termination of the Merger Agreement.
Notwithstanding any provision to the contrary except for Section 5.1 (if applicable), no Party shall have any further obligation whatsoever pursuant to or under this Agreement immediately upon the termination of the Merger Agreement.

                                   ARTICLE 2.
                     REPRESENTATIONS AND WARRANTIES OF AMIT

         AMIT represents and warrants to IFG that the statements contained in this Article 2 are correct and complete as of the Signing Date and will be correct and complete as of the Closing Date.


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         Section 2.1 Organization. AMIT is an unincorporated business trust duly formed and validly existing under the laws of the State of California, and has taken no action which would cause its dissolution.

         Section 2.2 Authority Relative to Transactions. AMIT has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by AMIT of this Agreement and the consummation by AMIT of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of AMIT, enforceable against AMIT in accordance with its terms and conditions.

         Section 2.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which AMIT is subject or any provision of the charter or bylaws of AMIT or (ii) except for the Merger Agreement, conflict with, result in a breach or the acceleration of, constitute a default under, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which AMIT is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets).

                                   ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF IFG

         IFG represents and warrants to AMIT that the statements contained in this Article 3 are correct and complete as of the Signing Date and will be correct and complete as of the Closing Date.

         Section 3.1 Organization. IFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 3.2 Authority Relative to Transactions. IFG has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by IFG of this Agreement and the consummation by IFG of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of IFG, enforceable against IFG in accordance with its terms and conditions.

         Section 3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which IFG is subject or any provision of the charter or bylaws of IFG or (ii) conflict with, result in a breach or the acceleration of, constitute a default under, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license,

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instrument or other arrangement to which IFG is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets).

                                   ARTICLE 4.
                        CONDITIONS PRECEDENT TO CLOSING

         Section 4.1 Conditions to Obligations of IFG. The obligation of IFG to consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver of each of the conditions set forth in this Section 4.1.

          (a) Shareholder Approval. The Merger Agreement shall have received the requisite approval from the shareholders of each of IPT and AMIT.

          (b) Accuracy of Representations and Warranties. The representations and warranties made by AMIT in this Agreement shall be true and correct as of the Closing Date.

          (c) Opinion of Counsel. IFG shall have received an opinion of AGSH&F addressed to IFG dated as of the Closing Date, in form reasonably satisfactory to IFG, that, after giving effect to the transactions contemplated by this Agreement, based upon certificates and letters acceptable to AGSH&F and subject to customary exceptions, assumptions and qualifications, AMIT should qualify as a Diversified Investment Company.

          (d) Consents. AMIT shall have obtained all consents and approvals necessary to transfer the Assets free and clear of all liens and encumbrances.

          (e) Deliveries. AMIT shall have delivered to IFG:

               (i) Such executed bills of sale, endorsements, assignments, registrations and other instruments of transfer and conveyance, all in form and substance reasonably satisfactory to counsel for IFG, as shall be effective to vest in IFG all right, title and interest in and to the Assets, free and clear of all liens and encumbrances;

               (ii) A written acknowledgement from AMIT that, to the best of its knowledge, the transfer of Assets as contemplated by this Agreement shall be sufficient to qualify AMIT as a Diversified Investment Company; and

               (iii) Such other documents, instruments and certificates as IFG may reasonably request for the transactions contemplated by this Agreement.

         Section 4.2 Conditions to Obligations of AMIT. The obligation of AMIT to consummate the transactions contemplated by this Agreement is subject to satisfaction or waiver of each of the conditions set forth in this Section 4.2.

          (a) Shareholder Approval. The Merger Agreement shall have received the requisite approval from the shareholders of each of IPT and AMIT.


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          (b) Accuracy of Representations and Warranties. The representations and warranties made by IFG in this Agreement shall be true and correct as of the Closing Date.

          (c) Opinion of Counsel. IFG shall have received the opinion specified in Section 4.1(c).

          (d) Deliveries. IFG shall have delivered to AMIT:

               (i) The Purchase Price; and

               (ii) Such other documents, instruments and certificates as AMIT may reasonably request for the transactions contemplated by this Agreement.

                                   ARTICLE 5.
                                 MISCELLANEOUS

         Section 5.1 Remedy for Breach of Section 1.1. Assuming that (a) all conditions to IFG's obligation to acquire the Purchase Assets have been satisfied or waived by IFG and (b) AMIT is not then in default of any of its obligations hereunder, then in the event IFG breaches or fails to perform in all material respects its obligations set forth in Section 1.1 hereof, IFG will not, and will cause MAE and its Affiliates (as such term is defined in the IFG Confidentiality Agreement) (collectively, the "IFG Group") not to, directly or indirectly, through representatives or otherwise, for the period ending 18 months from the Signing Date:

          (a) own or acquire (whether by tender offer or otherwise) more than 9.8% (aggregating all holdings of the IFG Group for this purpose) of the issued and outstanding shares of AMIT Class A;

          (b) vote any of the shares of AMIT Class A or AMIT Class B in any election of AMIT's board of trustees except in accordance with the vote of the holders of a majority of the shares of AMIT Class A held by shareholders who are not members of the IFG Group; or

          (c) solicit proxies from, or present any proposals to, AMIT's shareholders with respect to any matter which a majority of AMIT's board of trustees have not approved in advance.

         Section 5.2 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and the application of such provision to any other part or to any other circumstance shall not be affected or impaired thereby.

         Section 5.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties; provided, however, that this Agreement may not be assigned by any Party without the prior written consent of the other Party. Notwithstanding the immediately preceding sentence, IFG may assign this Agreement to any controlled affiliate of IFG (other than IPT or IPLP) with the prior written consent of AMIT, which consent shall not be unreasonably withheld; provided,

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however, that IFG shall remain liable for the payment of the Purchase Price in the event that any permitted assign of IFG fails to pay in full the Purchase Price.

         Section 5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

         Section 5.5 Headings. The captions and headings used in this Agreement are inserted for convenience only, and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

         Section 5.6 Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of such provision at any time in the future or a waiver of any other provision hereof.

         Section 5.7 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall create or confer upon any Person, other than the Parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

         Section 5.8 Notices. Except as otherwise provided herein, any notice, request, instruction, consent or other document required or permitted to be given pursuant to this Agreement shall be in writing and delivered personally, by telecopy, by a nationally-recognized overnight courier service or by registered or certified mail, postage prepaid, as follows:

         If to AMIT:

                  Angeles Mortgage Investment Trust
                  340 North Westlake Blvd., Suite 230
                  Westlake Village, CA  91362
                  Attn:  Mr. Ronald J. Consiglio
                  Phone number:  805-449-1333
                  Fax number:  805-449-1336

                  copy (which shall not constitute notice to AMIT) to:
                  Greenberg Glusker Fields Claman & Machtinger LLP 1900 Avenue of the Stars, Suite 2100
                  Los Angeles, CA  90067
                  Attn:  Jean Morris, Esq.
                  Fax number:  310-553-0687


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         If to IFG:

                  Insignia Financial Group, Inc.
                  One Insignia Plaza
                  Greenville, SC  29602
                  Attn:  Mr. Carroll Vinson
                  Phone number:  864-239-1000
                  Fax number:  864-239-1096; and

                  copy (which shall not constitute notice IFG) to:
                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1700 Pacific Avenue, Suite 4100
                  Dallas, TX  75201
                  Attn:  Roger Arnold, Esq.
                  Fax number:  214-969-4343

or at such other address as shall be specified in writing by that Party. Any notice, request, instruction, consent or other document delivered as provided herein shall be deemed effectively given upon actual receipt by the Party (but not necessarily the individual person) to be notified.

         Section 5.9 Governing Law. This Agreement shall be construed in accordance with and governed by the Laws of the State of California applicable to agreements made and to be performed wholly within such jurisdiction.

         Section 5.10 Interpretation.

          (a) References. Except as specifically stated otherwise, references to articles and sections refer to articles and sections in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender.

          (b) Drafting. No provision of this Agreement shall be interpreted in favor of, or against, either of the Parties by reason of the extent to which such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         Section 5.11 Public Announcements. Except and to the extent required by law or the rules of any stock exchange, each Party will not, without the prior written consent of the other Party, and each will direct their representatives not to, make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of this transaction or any of the terms, conditions, or other aspects of this Agreement. If any of the Parties is required by law or the rules of any stock exchange to make any such disclosure, that Party must first provide to the other Party for approval (which will not be unreasonable withheld) the content of the proposed disclosure, the reason that such disclosure is required by law, and the time and place that the disclosure will be made.


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         Section 5.12 Entire Agreement. The Agreement constitutes the sole understanding of the Parties with respect to the matters contemplated hereby and supersedes and renders null and void all prior agreements and understandings, written and oral, between the Parties with respect to such matters. None of the Parties shall be liable or bound to any other Person in any manner by any promises, conditions, representations, warranties or covenants except as specifically set forth herein.

         Section 5.13 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Party against whom such amendment, modification or alteration is sought to be enforced.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to executed by a duly authorized officer as of the Signing Date.


                                  Angeles Mortgage Investment Trust ("AMIT")



                                  By:
                                      ----------------------------------------
                                      Ronald J. Consiglio
                                      President


                                  Insignia Financial Group, Inc. ("IFG")



                                  By:
                                      -----------------------------------------
                                      Andrew L. Farkas
                                      Chairman of the Board of Directors




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